UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2019

FELLAZO CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-208237	30-0840869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, Wisma Huazong, Lot 15285, 0.7 km Lebuhraya Sungei Besi Seri Kembangan, Selangor Darul Ehsan, Malaysia	43300
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +603 89638 5638

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 4.01	Changes in Registrant's Certifying Accountant

On December 19, 2019, Fellazo Corp. (the “Company”) received notification from MaloneBailey LLP (“MaloneBailey”), the Company’s independent registered public accounting firm, advising the Company of MaloneBailey’s resignation as the Company’s independent registered public accountant.

The audit reports of MaloneBailey on the Company’s financial statements for each of the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception that:

(i)   the report dated November 29, 2018, contained the following explanatory paragraph: "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."; and

(ii)   the report dated November 29, 2017, contained the following explanatory paragraph: "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses and has not generated a stable source of revenues from its planned principal operations. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

MaloneBailey advised the Company that their resignation was the result of MaloneBailey being unable to audit certain related party transactions. Further, MaloneBailey has reported material weaknesses to the board for the last two fiscal years.

The Company will authorize MaloneBailey to respond fully to the inquiries of the successor independent registered public accounting firm, which has yet to be selected.

The Company has provided MaloneBailey with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K, and has requested that MaloneBailey furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether MaloneBailey agrees with the statements made by the Company in this Current Report, and, if not, stating the respects in which it does not agree. A copy of MaloneBailey’s letter, dated December 20, 2019, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

To date, the Company has not appointed an independent registered public accounting firm to audit its financial statements as of and for the year ended August 31, 2019, as successor to MaloneBailey. The Company will file a Current Report on Form 8-K upon any appointment of a new independent registered public accounting firm for the Company.

Item 9.01	Financial Statements and Exhibits

16.1	Letter of MaloneBailey LLP dated December 20, 2019.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELLAZO CORP.

/s/ Yap Kit Chuan
Yap Kit Chuan
President

Date: December 23, 2019

3